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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               ------------------


         Date of Report (Date of earliest event reported) August 6, 2007

                               INFOCROSSING, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                 0-20824              13-3252333
    (State or other jurisdiction    (Commission            (IRS Employer
          Of incorporation)         File Number)         Identification No.)



      2 CHRISTIE HEIGHTS STREET LEONIA, NEW JERSEY               07605
        (Address of principal executive offices)               (Zip Code)

                                 (201) 840-4700
             (Registrant's telephone number, including area code.)


                                       N/A
         (Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))



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SAFE HARBOR FOR FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: successful completion of the tender offer for all of the Company's shares followed by the merger with a subsidiary of Wipro Technologies; incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.


ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 6, 2007, the Company executed employment agreements with its SVP-Corporate Development and its SVP, Secretary, & General Counsel as described in and incorporated by reference to Item 5.02(e) below.


ITEM 5.02(e) COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 6, 2007, the Company entered into an employment agreement with Nicholas J. Letizia, the Company's SVP, Secretary, and General Counsel. The agreement is "at will" and calls for an annual salary of $249,927. The Board of Directos of the Company, or a compensation committee of such board, may make annual adjustments to the salary but may only adjust it upwards, and may grant a bonus to Mr. Letizia, in each case at their sole discretion. Mr. Letizia will receive a car allowance of $500 per month, and such other benefits as are generally made available to senior officers and other employees. In the event Mr. Letizia's employment is terminated by the Company without Cause or by Mr. Letizia with Good Reason (as those terms are defined in the agreement) Mr. Letizia will receive (a) severence equal to his salary and car allowance then in effect for one year, payable in accordance with Section 409A of the Internal Revenue Code; (b) one year to exercise any outstanding stock options, all of which shall become vested as of the date of termination; (c) outplacement services valued at up to $50,000 or a cash payment of an equivalent amount; and
(d) payment by the Company for one year of the cost of medical and dental benefits continued under COBRA. Also, in the event that any payment under this agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), then Mr. Letizia shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount that will place him in substantially the same after-tax economic position that he would have enjoyed if the Excise Tax had not applied.

On August 6, 2007, the Company entered into an employment agreement with Michael Wilczak, the Company's SVP - Corporate Development. The agreement is "at will" and calls for an annual salary of $206,000. The Board of Directos of the Company, or a compensation committee of such board, may make annual adjustments to the salary but may only adjust it upwards, and may grant a bonus to Mr. Wilczak, in each case at their sole discretion. Mr. Wilczak will receive such other benefits as are generally made available to senior officers and other employees. In the event Mr. Wilczak's employment is terminated by the Company without Cause or by Mr. Wilczak with Good Reason (as those terms are defined in the agreement) Mr. Wilczak will receive (a) severence equal to his salary then in effect for one year, payable in accordance with Section 409A of the Internal Revenue Code; (b) one year to exercise any outstanding stock options, all of which shall become vested as of the date of termination; (c) outplacement services valued at up to $50,000 or a cash payment of an equivalent amount; and
(d) payment by the Company for one year of the cost of medical and dental benefits continued under COBRA. Also, in the event that any payment under this agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), then Mr. Wilczak shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount that will place him in substantially the same after-tax economic position that he would have enjoyed if the Excise Tax had not applied.

The preceding is qualified in its entirety by reference to the employment agreements filed herewith.

Under Messrs. Zach Lonstein's and Bob Wallach's current employment agreements, each has the right to terminate employment with Infocrossing at any time within 90 days after completion of a change in control and receive the severance benefits specified in the employment agreements. The completion of the tender offer (the "Tender Offer") contemplated by the Agreement and Plan of Merger, dated August 6, 2007, by and between Infocrossing and Wipro Limited ("Wipro") will qualify as a change in control under such employment agreements. At the request of Wipro, concurrently with the execution of the Merger Agreement, Messrs. Lonstein and Wallach agreed to continue their employment with the Company, subject to and effective upon the closing of the Tender Offer, for a period of 12 months and 6 months, respectively. Messrs. Lonstein and Wallach also agreed to enter into a non-competition agreement with Infocrossing. In exchange for agreeing to such amendments to their existing employment agreements, Wipro proposed that the full amount of severance benefits be paid in a lump sum payment at the time of completion of the Tender Offer. In addition, Wipro indicated that it wished to cash out the retirement benefits promised to Mr. Lonstein and Mr. Wallach under their agreements. As a result of these actions, the Executives will receive the severance and retirement-type benefits promised under their employment agreements in a cash lump sum (along with any excise tax under Section 4999 of the Internal Revenue Code) upon closing of the Tender Offer (but in no event earlier than January 2, 2008). The foregoing amendments to Messrs. Lonstein's and Wallach's employment agreement were approved by the Compensation Committee of the Board. Prior to entering into the Merger Agreement, the Compensation Committee of the Board also determined that Messrs. Lonstein and Wallach's 2007 bonuses (in an amount of $900,000, approximately two times base salary) will be paid upon closing of the Tender Offer. The amendments to Messrs. Lonstein's and Wallach's employment agreements are expected to be documented in written amendments to their existing employment agreements. Such amendments will be entered into prior to the closing of the Tender Offer.


ITEM 9.01(d) EXHIBITS

The following materials are attached as exhibits to this Current Report on Form 8-K:

EXHIBIT
NUMBER         DESCRIPTION

   10.1 Employment Agreement dated August 9, 2007 between the Company and Nicholas J. Letizia

   10.2 Employment Agreement dated August 9, 2007 between the Company and Michael Wilczak



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 10, 2007              INFOCROSSING, INC.
                                   Registrant

                                   By:  /s/ NICHOLAS J. LETIZIA
                                        ---------------------------
                                        Name: Nicholas J. Letizia
                                        Title: SVP & General Counsel



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                                  EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
----------  --------------------------------------------------------------------

   10.1 Employment Agreement dated August 9, 2007 between the Company and Nicholas J. Letizia

   10.2 Employment Agreement dated August 9, 2007 between the Company and Michael Wilczak

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